                                                                     EXHIBIT 4.4

     1
          EXECUTION COPY


                         REGISTRATION RIGHTS AGREEMENT dated as of March 16,
                    1998, among Wal-Mart Stores, Inc., a Delaware corporation ("the Company"), Walton Enterprises, L.P., a Delaware limited partnership (the "Partnership") and the individuals and entities named in Schedule I hereto (collectively, the "Partners" and individually, a "Partner").


               WHEREAS, this Agreement is made in connection with an offer (the "Partnership Offer") by the Partnership to redeem from each Partner a portion of its ownership interest in the Partnership in exchange for a certain number of unregistered shares of the Company's common stock, par value $.10 per share (the "Common Stock"), held by the Partnership;

               WHEREAS, it is a precondition of the Partnership Offer that this Agreement be executed by the Company and the Partnership prior to the completion of the Partnership Offer; and

               WHEREAS, it is a precondition to any Partner exercising its rights under this Agreement that such Partner execute this Agreement.

               At the request of the Partnership and in order to facilitate the orderly distribution of the Common Stock to be received by the Partners pursuant to the Partnership Offer, the Company has agreed to execute and deliver this Agreement and provide for the one-time opportunity for registration of such Common Stock to be received by the Partners.

               Accordingly, it is hereby agreed as follows:

               1. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

               "Effective Date" means the date on which the SEC declares the Registration Statement effective.

               "Effective Period" means a period commencing on the Effective Date and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date two years from the Effective Date.

               "Holder" means a holder of Registrable Securities.

               "Partnership Offer Closing Date" means the date on which the closing of the Partnership Offer occurs.

     2
               "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               "Registrable Securities" means, collectively, (i) those shares of Common Stock received by the Partners from the Partnership in connection with the Partnership Offer which the Partners indicate (in the Partnership Offer materials returned by them to the Partnership) should be included in the number of shares registered by the Company in the Registration Statement (such securities being referred to collectively herein as the "Shares") and (ii) any securities issued or distributed in respect of any Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. It is understood and agreed that the number of Shares included pursuant to item (i) above shall not exceed 25,000,000.

               "Registration Expenses" means any and all out-of- pocket expenses incurred by the Company incident to the drafting or performance of, or compliance with, this Agreement, including, without limitation, (i) all SEC and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company (including any fees or disbursements of counsel in connection with any amendments or supplements to this Agreement or in the performance hereof) and of its independent public accountants, and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

               "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all

     3
     exhibits and all material incorporated by reference in such Registration Statement.

               "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Underwritten Registration or Underwritten Offering" shall mean a registration of securities under the Securities Act and applicable blue sky laws in which the securities of the Company are sold to an underwriter for reoffering to the public.

               2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force,
     (iv) twenty-four (24) months following the Effective Date have elapsed or
     (v) such Registrable Securities shall have ceased to be outstanding.

               3. Shelf Registration. As promptly as practicable after the Partnership Offer Closing Date, the Company shall file and cause to be declared effective one "shelf" Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Registrable Securities, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof. The Company agrees to use its reasonable best efforts to keep such Registration Statement continuously effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the Effective Date or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement cease to be Registrable Securities; provided, however, that the Company may elect that such Registration Statement not be

     4
     filed, permitted to be declared effective or usable during any Blackout Period (as defined in Section 4).

               4. Blackout Period. The Company shall be entitled (i) to postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3, or (ii) from time to time to elect that the Registration Statement not be useable, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if (x) the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with, or would require premature disclosure of, any pending financing, acquisition, corporate reorganization or any other corporate development (including the disclosure of material non-public information) involving the Company or any of its subsidiaries, or otherwise results in a violation of applicable securities laws, and (y) promptly gives the Holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay.

               5. Selection of Underwriters. If any offering pursuant to the Registration Statement is an Underwritten Offering, the Company will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be included in such Registration Statement; provided, however, that the Holders of a majority in number of the Registrable Securities to be included in such offering shall be entitled to select one co-managing underwriter, which co-managing underwriter shall be reasonably satisfactory to the Company. The managing underwriter or underwriters selected by the Company shall be deemed to be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be registered unless the Partnership, at the request of the Holders of a majority in number of such Registrable Securities, sends a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a managing underwriter or underwriters. Such notice shall state the reasons for the Holders' objection to the managing underwriter or underwriters.

               6. Holdback Agreement. If (i) after the Partnership Offer Closing Date and prior to the expiration of the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to its Common Stock or Related Securities and
     (ii) with reasonable prior notice, the Company (in the case of a

     5
     non-Underwritten Offering by the Company pursuant to such registration statement) advises the Partnership (which shall in turn promptly notify the Holders) in a writing addressed to the Holders that a public sale or distribution of Registrable Securities would adversely affect such offering or the managing underwriter or underwriters (in the case of an Underwritten Offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Partnership which shall in turn promptly notify the Holders) that a public sale or distribution of Registrable Securities would adversely impact such offering, then each Holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the seven-day period prior to, and during the 30-day period beginning on, the effective date of such registration statement.

               7. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as promptly as practicable:

               (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

               (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective during the Effective Period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Effective Period; provided, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Securities and Exchange Act 1934, as amended, and the rules and regulations adopted by the Commission thereunder), the Company will furnish to the Partnership on behalf of

     6
          the Holders and their counsel for review and comment, copies of all documents proposed to be filed;

               (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus and Prospectus supplement, as applicable, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

               (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of each jurisdiction in the United States as counsel to the Company shall advise or as each Holder shall reasonably request if an exemption from the registration or qualification requirements under such laws is not available for the disposition of Registrable Securities, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (e) notify the Partnership (which shall in turn promptly notify each Holder) of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the Effective Period, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, may include an untrue statement of a material fact or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to the Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or

     7
          necessary to make the statements therein not misleading in light of the circumstances then existing;

               (f) notify the Partnership (which shall in turn promptly notify each Holder) of Registrable Securities covered by such Registration Statement at any time,

                    (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                    (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                    (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                    (4) if at any time the representations and warranties of the Company contemplated by paragraph (i)(1) below cease to be true and correct;

               (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of
          Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

               (h) use reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date;

               (i) enter into agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration:

                    (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and

     8
               scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                    (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to each Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                    (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with comparable underwritten offerings;

                    (4) if requested, provide the indemnification in accordance with the provisions and procedures of Section 9 hereof to all parties to be indemnified pursuant to said Section; and

                    (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          The matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder.

               (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request;

               (k) if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering,

     9
          immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of majority in number of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (l) make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to subclause
          (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Partnership's expense (provided such expenses are reasonable and documented), to undertake appropriate action to prevent disclosure of such Records; and

               (m) use reasonable efforts to assist the Holders to do any acts which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of its Registrable Securities pursuant to the Registration Statement and which acts shall not

     10
          cause the Company to incur any undue expense or liability.

               The Company may require each Holder of Registrable Securities as to which any registration is being or has been effected to furnish, and such Holder shall furnish, to the Company such information regarding such Holder, such Holder's plan of distribution of the Registrable Securities and such other information pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing. If the Holder of Registrable Securities has furnished any such information and the information furnished becomes inaccurate or incomplete, the Holder agrees to provide to the Company such additional information necessary to correct any such inaccurate information or to complete any such incomplete information promptly after the Holder becomes aware of such inaccuracy or incompleteness.

               Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effective Period shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e).

               8. Registration Expenses. The Partnership will pay promptly all Registration Expenses in connection with the registration of Registrable Securities pursuant to Section 3 upon the written request of any of the Holders or the Company, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

               9.   Indemnification; Contribution.
     (a) Indemnification by the Company. The Company agrees to indemnify each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys'

     11
     fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party (or Holder with respect to which such indemnified party is an officer or director or Person who controls such Holder within the meaning of the Securities Act, or agent thereof) furnished in writing to the Company by such indemnified party (or Holder with respect to which such indemnified party is an officer or director or Person who controls such Holder within the meaning of the Securities Act, or agent thereof) or its counsel expressly for use therein. In connection with an Underwritten Offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) up to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 9(a), the Company will not be liable to any Holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this Section 9(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or give a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof in accordance with this Agreement.

               (b) Indemnification by Holders of Registrable Securities. In connection with the Registration Statement, each Holder will furnish to the Company in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) the Company, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages,

     12
     liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 9 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless an indemnified party has received an opinion of counsel that a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable and documented fees and expenses of such additional counsel or counsels. Except to the extent set forth in the preceding sentence with respect to conflicts of interests between indemnified parties, an indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same allegations or circumstances. The indemnifying party will not be subject to any liability for any settlement made without its express written consent (which will not be unreasonably withheld).

     13
               (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 9 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable and documented legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 9(d).

               (e) The provisions of this Section 9 shall be in addition to any liability which any party may have to any

     14
     other party and shall survive any termination of this Agreement.

               10. Participation in Underwritten Registrations. No Holder of Registrable Securities may participate in any Underwritten Offering of Registrable Securities hereunder unless such Holder (a) agrees to sell such Holder's securities to be sold in such offering on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               11. Rule 144. For a period of two years following the Partnership Offer Closing Date, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               12. Miscellaneous. (a) Remedies. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

               (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has agreed thereto and the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

               (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other

     15
     address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged in writing or by telephone, and notices sent by courier guaranteeing next day delivery shall be effective upon receipt by the addressee:

               (i) if to a Holder of Registrable Securities at the address of such Holder provided in Schedule I hereto or at such other address as the applicable Holder may designate to the Company and the Partnership in writing;

               (ii)  if to the Company at:

                         Wal-Mart Stores, Inc.
                         702 S.W.8th St.
                         Bentonville, AR 72716-8095

                         Attention:  Robert K. Rhoads
                                     General Counsel

                         Telecopy:  (501) 273-8650

               (iii) if to the Partnership at:

                         Walton Enterprises, L.P.
                         c/o Wilmington Trust Company
                         9 South DuPont Highway
                         Georgetown, DE 19947

                         Attention:  Richard D. Chapman

                         Telecopy:  (501) 273-7477

               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties; provided, however, that this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person and any such purported assignment shall be null and void.

               (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     16
               (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

               (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Partners shall be enforceable to the fullest extent permitted by law.

               (i) Entire Agreement. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and

     17
     understandings between the parties with respect to such subject matter.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              WAL-MART STORES, INC.,


                                by:
                                    /s/ Donald G. Soderquist
                                    ------------------------
                                    Name:  Donald G. Soderquist
                                    Title:


                              WALTON ENTERPRISES, L.P.,


                                by:
                                    /s/ S. Robson Walton
                                    --------------------
                                    Name:  S. Robson Walton
                                    Title: